Exhibit 99.1

InsPro Technologies Corporation Announces
First Quarter 2015 Financial Results

Radnor, PA – May 14, 2015 – InsPro Technologies Corporation (OTC Bulletin Board: ITCC), a leading provider of core policy administration software for Group and Individual Life, Health, and Annuity products that enables insurance carriers and third-party administrators to quickly respond to evolving market needs, improve customer service, and reduce operating costs today announced its financial results for the quarter ended March 31, 2015.

First Quarter 2015 Highlights

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Revenues were $3,732,773 in the first quarter of 2015, a 4% increase as compared to the $3,576,599 in the first quarter of 2014. Increases of $421,103 in ASP/hosting services, $186,624 of license fee revenue, which pertained to the re-sale of third party software licenses to clients that are in the process of implementing InsPro Enterprise™, and increases of $66,192 in Maintenance revenues all due to the growth in clients, accounts for the increase in Revenue.

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Operating loss from continuing operations was $3,231,820 in the first quarter of 2015 as compared to $564,714 in the first quarter of 2014. The results from operations in the first quarter of 2015 were unfavorably impacted by higher cost of revenues, a result of increased utilization of several outside consulting firms, to assist with modifications to InsPro Enterprise’s functionality and new clients’ implementations of InsPro Enterprise. In Third Quarter of 2014 the Company engaged a third party consulting firm to be a preferred system integrator.

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Net loss was $3,221,528 in the first quarter of 2015 as compared to a net loss of $501,758 in the first quarter of 2014. The net loss in the first quarter of 2015 as compared to the first quarter of 2014 was unfavorably impacted by higher costs of revenues.

About InsPro Enterprise

InsPro Enterprise, a Life and Health insurance policy administration system, is a single technology solution used to manage all insurance processing requirements supporting multiple product lines as well as hybrid products for both group and individual policies on a single web-based platform. The InsPro Enterprise design provides carriers the option to deploy the solution as an end-to-end straight through processing suite or on a modular, componentized basis to address immediate areas of concern. The InsPro Enterprise suite includes Product Configuration Workbench, New Business and Underwriting, Billing and Collections, Policy Administration, Agent Management and Commissions, Claims, Document Management, Web Portals, and Data Analytics components.

About InsPro Technologies Corporation

Through its subsidiary, InsPro Technologies, LLC, InsPro Technologies Corporation offers InsPro Enterprise, an end-to-end, web-based policy administration system used by insurance carriers and third-party administrators. By managing the entire product and policy lifecycle on a single integrated platform, customers are afforded opportunities to accelerate new product introductions, lower costs, increase customer satisfaction and improve operational performance. InsPro’s solutions are offered through standard software licensing, as a hosted solution, or via Software as a Service (SaaS) delivery.

For additional information on InsPro Technologies, LLC and InsPro Enterprise please visit www.inspro.com.

Forward-Looking Statements

In addition to historical facts or statements of current condition, this press release contains forward-looking statements within the meaning of the “Safe Harbor” provisions of The Private Securities Litigation Reform Act of 1995, including statements regarding current and future capabilities and products supported, growth in the number of clients, quality and growth potential of our technology platform, including related services, and providing the financial support and other resources needed to demonstrate the strength of this growing technology business and to continue to reinvest in the product. Forward-looking statements provide InsPro Technologies Corporation’s current expectations or forecasts of future events. Moreover, InsPro Technologies Corporation cautions readers that forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from the statements made, including risks described in InsPro Technologies’ most recent Quarterly Reports on Form 10-Q or Annual Reports on Form 10-K filed with the Securities and Exchange Commission and available on the Securities and Exchange Commission’s website at www.sec.gov. InsPro Technologies Corporation does not undertake any obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations.

Contact:

Anthony R. Verdi, CFO
484-654-2200
finance@inspro.com

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended March 31
	2015	2014

Revenues	$3,732,773	$3,576,599

Cost of revenues	5,415,110	2,952,433

Gross margin	(1,682,337)	624,166

Selling, general and administrative expenses:
Salaries, employee benefits and related taxes	1,016,690	657,495
Advertising and other marketing	22,419	51,929
Depreciation	42,670	36,715
Rent, utilities, telephone and communications	87,713	90,662
Professional fees	180,146	170,665
Other general and administrative	199,845	181,414

Total selling, general and administrative expenses	1,549,483	1,188,880

Operating loss from continuing operations	(3,231,820)	(564,714)

Other income (expense):
Interest expense	(28,426)	(7,444)

Total other expense	(28,426)	(7,444)

Loss from continuing operations	(3,260,246)	(572,158)

Income from discontinued operations	38,718	70,400

Net loss	$(3,221,528)	$(501,758)

Net income (loss) per common share - basic and diluted:
Loss from operations	$(0.08)	$(0.01)
Gain from discontinued operations	-	-
Net loss per common share	$(0.08)	$(0.01)

Weighted average common shares outstanding - basic and diluted	41,543,655	41,543,655

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	March 31, 2015	December 31, 2014
ASSETS

CURRENT ASSETS:
Cash	$3,173,573	$3,431,001
Accounts receivable, net	3,360,710	2,244,812
Prepaid expenses	186,943	321,228
Other current assets	5,551	2,796
Assets of discontinued operations	16,585	19,783

Total current assets	6,743,362	6,019,620

Property and equipment, net	882,424	1,104,441
Other assets	50,000	50,000

Total assets	$7,675,786	$7,174,061

LIABILITIES AND SHAREHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Notes payable	$525,000	$549,329
Accounts payable	4,586,524	4,834,128
Accrued expenses	559,505	373,310
Current portion of capital lease obligations	174,022	182,388
Loan payable to related party	500,000	-
Deferred revenue	3,378,393	2,251,688

Total current liabilities	9,723,444	8,190,843

LONG TERM LIABILITIES:
Notes payable to related party and accrued interest	2,014,466	-
Warrant liability	-	5,760
Capital lease obligations	188,712	231,207

Total long term liabilities	2,203,178	236,967

Total liabilities	11,926,622	8,427,810

SHAREHOLDERS’ DEFICIT:
Preferred stock ($.001 par value; 20,000,000 shares authorized)
Series A convertible preferred stock; 3,437,500 shares authorized, 1,276,750 shares issued and outstanding (liquidation value $12,767,500)	2,864,104	2,864,104
Series B convertible preferred stock; 5,000,000 shares authorized, 3,809,378 shares issued and outstanding (liquidation value $11,428,134)	7,709,919	7,709,919
Common stock ($.001 par value; 400,000,000 shares authorized, 41,543,655 shares issued and outstanding)	41,543	41,543
Additional paid-in capital	45,963,418	45,738,974
Accumulated deficit	(60,829,820)	(57,608,289)

Total shareholders’ deficit	(4,250,836)	(1,253,749)

Total liabilities and shareholders’ deficit	$7,675,786	$7,174,061

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Three Months Ended March 31,
	2015	2014
Cash Flows From Operating Activities:
Net loss	$(3,221,528)	$(501,758)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	226,696	175,455
Stock-based compensation	218,684	13,168
Changes in assets and liabilities:
Accounts receivable	(1,149,823)	(853,125)
Prepaid expenses	134,285	(25,071)
Other current assets	(2,755)	498
Accounts payable	(247,604)	78,522
Accrued expenses	186,195	64,872
Deferred revenue	1,126,705	428,175
Assets of discontinued operations	3,198	7,316

Net cash used in operating activities	(2,677,556)	(611,948)

Cash Flows From Investing Activities:
Purchase of property and equipment	(4,682)	(70,601)

Net cash used in investing activities	(4,682)	(70,601)

Cash Flows From Financing Activities:
Payments on notes payable	(24,329)	(25,761)
Gross proceeds from secured note from related party	2,000,000	-
Due to related parties	500,000	-
Payments on capital leases	(50,861)	(23,296)

Net cash provided by (used in) financing activities	2,424,810	(49,057)

Net decrease in cash	(257,428)	(731,606)

Cash - beginning of the period	3,431,001	2,569,536

Cash - end of the period	$3,173,573	$1,837,930